Exhibit 99.1

NextNav Inc. Reports First Quarter 2026 Results and Operational Highlights

RESTON, VA., May 14, 2026 -- NextNav Inc. (NASDAQ: NN) a leader in next generation positioning, navigation, and timing (PNT) and 3D geolocation, today reported its financial results and operational updates for the quarter ended March 31, 2026.

“As the FCC process continues, we are proactively addressing concerns, engaging constructively with key stakeholders, and reinforcing the strength of our technical foundation as we continue to deliver a resilient, future‑proof terrestrial complement and backup to GPS,” said Mariam Sorond, CEO of NextNav. “At the same time, we are building momentum toward commercialization and seeing expanded interest across the broader ecosystem. We have full trust in an FCC framework that has, time and time again, successfully resolved spectrum matters more complex than ours.”

Operational Highlights

•         On May 14, 2026, NextNav announced it has joined the OCUDU Ecosystem Foundation, a collaborative initiative hosted by the Linux Foundation to advance open, secure, and interoperable Open RAN centralized unit and distributed unit (CU/DU) implementation. Details can be found here.

•         On May 5, 2026, NextNav announced its demonstration of 5G and RFID coexistence in the lower 900 MHz band. Details can be found here.

Financial Highlights

•         Balance Sheet: As of March 31, 2026, the Company had $143 million in cash and cash equivalents and short-term investments. Net long-term debt of $267.2 million includes derivative liability of $106.7 million, and is net of unamortized discount of $29.5 million, with a face value of $190 million.

Conference Call Information

NextNav will host a conference call for analysts and investors at 5:00 pm ET on Thursday, May 14, 2026.

Registration for the conference call can be completed by visiting the following website prior to, or on the day of, the conference call: https://events.q4inc.com/attendee/572943920. After registering, each participant will be provided with call details and a registrant ID. Reminders will also be sent to registered participants via email. Alternatively, the conference call will be available via a live webcast.

To access the live webcast or a replay, visit the Company’s investor relations website at https://ir.nextnav.com/.

To receive replay details, please register through the link above. After registering for replay details, each participant will be provided with call details and access codes to listen to the call playback.

About NextNav Inc.

NextNav Inc. (Nasdaq: NN) is a leader in next-generation 3D Positioning, Navigation, and Timing (PNT) solutions. As the nation’s largest license holder in a spectrum band expressly designated for terrestrial positioning services, NextNav is uniquely positioned to enable a widescale terrestrial complement and backup to GPS. Leveraging licensed low-band spectrum and the global 5G ecosystem, NextNav is focused on delivering an accurate, reliable, and resilient 3D PNT solution to protect national security, public safety, and the economy. Learn more at www.nextnav.com.

For more information, please visit https://nextnav.com/ or follow NextNav on X at https://x.com/NextNav or LinkedIn at https://www.linkedin.com/company/nextnav/.

Source: NextNav

Contact:
Sloane & Company
nextnav@sloanepr.com

Forward-Looking Statements

This press release contains “forward‑looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward‑looking statements can be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of NextNav’s management and are not predictions of actual performance.

These forward‑looking statements are subject to a number of risks and uncertainties, including, but not limited to, the following factors: the failure to realize the anticipated benefits of, or achieve commercial acceptance for, NextNav’s technology across targeted industries (including public safety and mobility); difficulties, delays, or unforeseen challenges in the development, deployment, operation, or integration of NextNav’s network, assets, software, or other technologies, including its next‑generation terrestrial 3D PNT technology; adverse regulatory developments, including action or inaction by the Federal Communications Commission (“FCC”) or other federal or state governmental authorities affecting spectrum allocation, location‑based services, the use of licensed spectrum, or E911 or related requirements; the outcome and timing of NextNav’s pending petition for rulemaking before the FCC and the possibility that the FCC may not issue a notice of proposed rulemaking (“NPRM”), may delay or decline to adopt a subsequent report and order (“R&O”), or may adopt rules that differ materially from those sought by NextNav; opposition to NextNav’s regulatory efforts from third parties; legislative or executive branch actions, including appropriations or other measures, that could limit, condition, delay, or prevent FCC action; interagency review and coordination processes that may identify issues, impose conditions, require modifications to NextNav’s proposals, or result in additional delays or a decision not to proceed with rulemaking; and NextNav’s ability to execute its business plan, including entering into and maintaining strategic partnerships, managing growth, and achieving or sustaining profitability.

These factors are not exhaustive. Additional risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward‑looking statements are described in NextNav’s filings with the Securities and Exchange Commission, including, but not limited to, the “Risk Factors” section of NextNav’s most recent Annual Report on Form 10‑K and subsequent Quarterly Reports on Form 10‑Q. If any of these risks materialize, or if NextNav’s assumptions prove incorrect, actual results could differ materially from those contemplated by the forward‑looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date they are made. Except as required by law, NextNav undertakes no obligation to publicly update or revise any forward‑looking statements to reflect subsequent events or circumstances.

 NextNav Inc.

CONDENSED Consolidated Balance Sheets

(IN THOUSANDS, EXCEPT SHARE DATA)

	March 31, 2026 (unaudited)	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$30,598	$44,757
Short term investments	112,361	107,381
Accounts receivable	1,380	2,346
Other current assets	3,523	2,927
Total current assets	$147,862	$157,411
Property and equipment, net of accumulated depreciation of $16,969 and $16,458 at March 31, 2026 and December 31, 2025, respectively	11,571	11,763
Operating lease right-of-use assets	14,052	14,856
Goodwill	18,703	19,161
Intangible assets, net	41,890	42,167
Other assets	1,566	1,661
Total assets	$235,644	$247,019

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,502	$661
Accrued expenses and other current liabilities	9,461	8,560
Operating lease current liabilities	2,506	2,673
Deferred revenue	633	491
Total current liabilities	$14,102	$12,385
Warrants	29,737	33,167
Operating lease noncurrent liabilities	11,773	12,337
Other long-term liabilities	2,809	1,776
Long-term debt, net	267,190	273,589
Total liabilities	$325,611	$333,254

Stockholders’ equity:
Common stock, authorized 500,000,000 shares; 136,191,797 and 135,504,497 shares issued and 136,059,569 and 135,372,269 shares outstanding at March 31, 2026 and December 31, 2025, respectively	15	15
Additional paid-in capital	969,657	961,991
Accumulated other comprehensive income	3,034	3,811
Accumulated deficit	(1,061,980)	(1,051,359)
Common stock in treasury, at cost; 132,228 shares at both March 31, 2026 and December 31, 2025	(693)	(693)
Total stockholders’ equity (deficit)	$(89,967)	$(86,235)
Total liabilities and stockholders’ equity	$235,644	$247,019

NextNav INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended March 31,
	2026	2025
Revenue	$995	$1,539
Operating expenses:
Cost of goods sold (exclusive of depreciation and amortization)	2,122	2,533
Research and development	5,941	4,038
Selling, general and administrative	10,741	10,520
Depreciation and amortization	1,534	1,452
Total operating expenses	$20,338	$18,543
Operating loss	$(19,343)	$(17,004)
Other income (expense):
Interest expense, net	(3,913)	(2,738)
Debt extinguishment loss	—	(14,434)
Change in fair value of warrants	3,430	6,041
Change in fair value of derivative liability	9,175	(24,523)
Other income (loss), net	86	(5,863)
Loss before income taxes	$(10,565)	$(58,521)
Provision for income taxes	56	58
Net loss	$(10,621)	$(58,579)
Foreign currency translation adjustment	(777)	993
Comprehensive loss	$(11,398)	$(57,586)
Net loss	(10,621)	(58,579)
Net loss attributable to common stockholders – basic	$(10,621)	$(58,579)
Net loss attributable to common stockholders – diluted	(18,074)	(58,579)
Weighted average of shares outstanding – basic	135,327	131,104
Weighted average of shares outstanding – diluted	151,622	131,104
Net loss attributable to common stockholders per share – basic	$(0.08)	$(0.45)
Net loss attributable to common stockholders per share – diluted	$(0.12)	$(0.45)

 NextNav INC.

CONDENSED Consolidated Statements of Cash Flows

(UNAUDITED)

(IN THOUSANDS)

	Three Months Ended March 31,
	2026	2025
Operating activities
Net loss	$(10,621)	$(58,579)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,534	1,452
Equity-based compensation	5,089	4,324
Change in fair value of warrants	(3,430)	(6,041)
Debt extinguishment loss	—	13,734
Issuance of common warrants	—	5,766
Change in fair value of derivative liability	(9,175)	24,523
Realized and unrealized gain on short term investments	(960)	(338)
Equity method investment loss	67	39
Asset retirement obligation accretion	50	26
Amortization of debt discount	2,776	1,739
Changes in operating assets and liabilities:
Accounts receivable	966	1,656
Other current assets	(622)	(749)
Other assets	22	16
Accounts payable	841	273
Deferred revenue	142	22
Accrued expenses and other liabilities	3,203	(254)
Operating lease right-of-use assets and liabilities	77	212
Net cash used in operating activities	$(10,041)	$(12,179)

Investing activities
Purchases of network assets, property, and equipment	(10)	(30)
Purchase of internal use software	(126)	(101)
Purchase of marketable securities	(88,020)	(31,463)
Sale and maturity of marketable securities	84,000	34,600
Net cash (used in) provided by investing activities	$(4,156)	$3,006

Financing activities
Proceeds from 2028 senior convertible notes	—	190,000
Repayment of 2026 senior secured notes	—	(70,000)
Payments towards debt issuance cost	—	(550)
Payments towards debt	(30)	(27)
Proceeds from exercise of common warrants	13	517
Proceeds from exercise of common stock options	250	232
Net cash provided by financing activities	$233	$120,172
Effect of exchange rates on cash and cash equivalents	(195)	93
Net (decrease) increase in cash and cash equivalents	(14,159)	111,092
Cash and cash equivalents at beginning of period	44,757	39,330
Cash and cash equivalents at end of period	$30,598	$150,422

Supplemental disclosures
Interest paid in cash	$—	$2,256
Income taxes paid, net	$74	$64